Exhibit 99.1

COMSTOCK

Comstock Reports Third Quarter 2023 Results

- **Revenue increased for the 13th consecutive quarter to $14.5 million; YTD revenue of $33.7 million, up 12% vs. prior year**
- **Net income increased 27% to $4.7 million; YTD net income of $5.9 million**
- **Adjusted EBITDA increased 35% to $5.6 million; YTD Adjusted EBITDA of $8.3 million, up 16% vs. prior year**
- **Commercial and Residential portfolios each remain well over 90% leased**
- **Parking management expansion continues, 37% revenue growth vs. prior year; YTD revenue up 54%**
- **Further strengthened balance sheet, including 81% current ratio growth vs. 12/31/22**

RESTON, Va. — November 9, 2023 — Comstock Holding Companies, Inc. (Nasdaq: CHCI) ("Comstock" or the "Company"), a leading asset manager, developer, and operator of mixed-use and transit-oriented properties in the Washington, D.C. region, announced its financial results for the third quarter ended September 30, 2023.

"The strategic growth platform we have built at Comstock continues to produce positive results, as evidenced by top-line revenue growth for the 13th consecutive quarter that included a 13% increase in recurring fee-based revenue streams," said Christopher Clemente, Comstock's Chairman and Chief Executive Officer. "In Q3 we achieved significant increases in both operating income and Adjusted EBITDA while further strengthening our balance sheet, a testament to the resiliency of our business model. We remain well-positioned to both sustain current operations and capitalize on new growth opportunities that may arise during this time of dislocation in the real estate industry. I am proud of the high-quality assets we manage and our best-in-class team members that show up every single day focused on providing remarkable services and experiences. I look forward to reporting on our continued success in future periods as we strive to maximize value for our shareholders."

Key Performance Metrics[1]

($ in thousands, except per share and portfolio data)	Q3 2023	Q3 2022	YTD 2023	YTD 2022
Revenue	$ 14,463	$ 12,813	$ 33,705	$ 30,011
Income from operations	$ 5,257	$ 3,875	$ 7,221	$ 6,357
Net income	4,685	3,689	5,914	6,417 [3]
Adjusted EBITDA	$ 5,605	$ 4,143	$ 8,258	$ 7,137
Net income per share — diluted	$ 0.46	$ 0.37	$ 0.59	$ 0.90 [2, 3]
Managed Portfolio - # of assets	46	40	46	40

[1] All amounts represent continuing operations. Please see the included financial tables for a reconciliation of Adjusted EBITDA to the most directly comparable GAAP financial measure

[2] Amount reflects $2.0 million positive impact of Q2 2022 Series C Preferred Stock redemption

[3] Amounts reflect impact of $0.5 million non-cash tax benefit stemming from partial release of deferred tax valuation allowance

1

Q3 2023 Highlights • Recognized $4.8 million incentive fee revenue based on achievement of operating asset stabilization, pursuant to the terms of the 2022 Asset Management Agreement (“2022 AMA”). • Welcomed Securiport, Noku Sushi, and Tous les Jour to Reston Station, which has secured 8 new leases year-to-date covering nearly 200,000 sqft of office and retail spaces. • Managed commercial portfolio leased percentage of 92%, up from 87% in Q3 2022; produced in-place rent growth of 5.5% vs. prior year. • Managed residential portfolio leased percentage of 97%, up from 88% in Q3 2022; produced in-place rent growth of 5.1% vs. prior year. • Continued growth of parking management portfolio, including 26% growth in average parking management contract value vs. prior year. • Added former JBG Smith executive David Paul to Board of Directors. About Comstock Founded in 1985, Comstock is a leading asset manager, developer, and operator of mixed-use and transit- oriented properties in the Washington, D.C. region. With a managed portfolio comprising approximately 10 million square feet at full build-out that includes stabilized and development assets strategically located at key Metro stations, Comstock is at the forefront of the urban transformation taking place in the fastest growing segments of one of the nation’s best real estate markets. Comstock’s developments include some of the largest and most prominent mixed-use and transit-oriented projects in the mid-Atlantic region, as well as multiple large- scale public-private partnership developments. For more information, please visit Comstock.com. Cautionary Statement Regarding Forward-Looking Statements This release may include "forward-looking" statements that are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements can be identified by use of words such as "anticipate," "believe," "estimate," "may," "intend," "expect," "will," "should," "seeks" or other similar expressions. Forward-looking statements are based largely on our expectations and involve inherent risks and uncertainties, many of which are beyond our control. Any number of important factors could cause actual results to differ materially from those in the forward-looking statements. Additional information concerning important risk factors and uncertainties can be found under the heading "Risk Factors" in our latest Annual Report on Form 10-K, as filed with the Securities and Exchange Commission. Comstock specifically disclaims any obligation to update or revise any forward-looking statements, whether as a result of new information, future developments or otherwise. Investor Contact Media Contact Christopher Guthrie Shanna Wilson Executive Vice President & Chief Financial Officer shanna.wilson@allisonpr.com cguthrie@comstock.com 917-674-3096 703-230-1292 2

September 30, December 31, 2023 2022 Assets Current assets: Cash and cash equivalents $ 10,935 $ 11,722 Accounts receivable, net 571 504 Accounts receivable - related parties 10,381 3,291 Prepaid expenses and other current assets 307 264 Total current assets 22,194 15,781 Fixed assets, net 512 421 Intangible assets 144 144 Leasehold improvements, net 97 119 Investments in real estate ventures 5,984 7,013 Operating lease assets 7,002 7,625 Deferred income taxes, net 10,720 11,355 Other assets 35 15 Total assets $ 46,688 $ 42,473 Liabilities and Stockholders' Equity Current liabilities: Accrued personnel costs $ 3,226 $ 4,959 Accounts payable and accrued liabilities 975 742 Current operating lease liabilities 838 791 Total current liabilities 5,039 6,492 Operating lease liabilities 6,493 7,127 Total liabilities 11,532 13,619 Stockholders' equity: Class A common stock 94 93 Class B common stock 2 2 Additional paid-in capital 201,922 201,535 Treasury stock (2,662) (2,662) Accumulated deficit (164,200) (170,114) Total stockholders' equity 35,156 28,854 Total liabilities and stockholders' equity $ 46,688 $ 42,473 COMSTOCK HOLDING COMPANIES, INC. Consolidated Balance Sheets (Unaudited; In thousands) 3

Three Months Ended September 30, Nine Months Ended September 30, 2023 2022 2023 2022 Revenue $ 14,463 $ 12,813 $ 33,705 $ 30,011 Operating costs and expenses: Cost of revenue 8,557 8,346 24,561 22,112 Selling, general, and administrative 575 537 1,711 1,393 Depreciation and amortization 74 55 212 149 Total operating costs and expenses 9,206 8,938 26,484 23,654 Income (loss) from operations 5,257 3,875 7,221 6,357 Other income (expense): Interest expense — (94) — (222) Gain (loss) on real estate ventures (241) (31) (720) 238 Income (loss) from continuing operations before income tax 5,017 3,751 6,549 6,375 Provision for (benefit from) income tax 332 62 635 (42) Net income (loss) from continuing operations 4,685 3,689 5,914 6,417 Net income (loss) from discontinued operations, net of tax — (99) — (376) Net income (loss) $ 4,685 $ 3,590 $ 5,914 $ 6,041 Impact of Series C preferred stock redemption — — — 2,046 Net income (loss) attributable to common stockholders $ 4,685 $ 3,590 $ 5,914 $ 8,087 Weighted-average common stock outstanding: Basic 9,647 9,464 9,621 8,806 Diluted 10,130 10,007 10,082 9,363 Net income (loss) per share: Basic - Continuing operations $ 0.49 $ 0.39 $ 0.61 $ 0.96 Basic - Discontinued operations — (0.01) — (0.04) Basic net income (loss) per share $ 0.49 $ 0.38 $ 0.61 $ 0.92 Diluted - Continuing operations $ 0.46 $ 0.37 $ 0.59 $ 0.90 Diluted - Discontinued operations — (0.01) — (0.04) Diluted net income (loss) per share $ 0.46 $ 0.36 $ 0.59 $ 0.86 COMSTOCK HOLDING COMPANIES, INC. Consolidated Statements of Operations (Unaudited; In thousands, except per share data) 4

Adjusted EBITDA The following table presents a reconciliation of net income (loss) from continuing operations, the most directly comparable financial measure as measured in accordance with GAAP, to Adjusted EBITDA: Three Months Ended September 30, Nine Months Ended September 30, 2023 2022 2023 2022 Net income (loss) from continuing operations $ 4,685 $ 3,689 $ 5,914 $ 6,417 Interest expense — 94 — 222 Income taxes 332 62 635 (42) Depreciation and amortization 74 55 212 149 Stock-based compensation 273 212 777 629 (Gain) loss on equity method investments 241 31 720 (238) Adjusted EBITDA $ 5,605 $ 4,143 $ 8,258 $ 7,137 We define Adjusted EBITDA as net income (loss) from continuing operations, excluding the impact of interest expense (net of interest income), income taxes, depreciation and amortization, stock-based compensation, and gain or loss on equity method investments. We use Adjusted EBITDA to evaluate financial performance, analyze the underlying trends in our business and establish operational goals and forecasts that are used when allocating resources. We expect to compute Adjusted EBITDA consistently using the same methods each period. We believe Adjusted EBITDA is a useful measure because it permits investors to better understand changes over comparative periods by providing financial results that are unaffected by certain non-cash items that are not considered by management to be indicative of our operational performance. While we believe that Adjusted EBITDA is useful to investors when evaluating our business, it is not prepared and presented in accordance with GAAP, and therefore should be considered supplemental in nature. Adjusted EBITDA should not be considered in isolation, or as a substitute, for other financial performance measures presented in accordance with GAAP. Adjusted EBITDA may differ from similarly titled measures presented by other companies. COMSTOCK HOLDING COMPANIES, INC. Non-GAAP Financial Measures (Unaudited; In thousands) 5